Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 2012, relating to the balance sheet of Midstates Petroleum Company, Inc. appearing in amendment 7 to the Registration Statement Form S-1 File No. 333-177966.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

April 20, 2012